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                                                                    Exhibit 10.9

                              AMENDED AND RESTATED
                          STRATEGIC ALLIANCE AGREEMENT

         THIS AMENDED AND RESTATED STRATEGIC ALLIANCE AGREEMENT (this "Agreement") is made as of December 31, 2001 by and between Creo Products Inc., a federally incorporated Canadian corporation ("Creo"), and printCafe, Inc. ("printCafe"), a Delaware corporation.

                                    RECITALS

         WHEREAS, Creo is a leading developer, manufacturer, distributor and service organization of hardware and software digital solutions;

         WHEREAS, printCafe is a leading supplier of end-to-end Graphic Arts supply chain management software and services to print buyers, printers and suppliers to printers worldwide and has developed a eCommerce service for the purposes of entering the emerging business-to-business eCommerce marketplace for the commercial printing, and related industries;

         WHEREAS, Creo and printCafe consider it to be in their respective best interests to form a strategic alliance such that each party hereto may benefit from the other parties products, services and resources as set forth in this Agreement;

         WHEREAS, it is the intention of Creo and printCafe to work together in a spirit of cooperation and good faith in order to assist each of the parties hereto to develop a successful and profitable business in a competitive market place; and

         WHEREAS, Creo and printCafe wish to set forth the terms and conditions of such a strategic alliance and have entered into this Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises set forth above and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. AMENDMENTS OF PRIOR ALLIANCE AGREEMENT. Effective and contingent upon execution of this Agreement by printCafe and Creo, the Strategic Alliance Agreement made as of July 13, 2000 between Creo and printCafe (formerly, Prograph Systems, Inc.) is hereby amended and restated in its entirety to read as set forth in this Agreement, and printCafe and Creo hereby agree to be bound by the provisions hereof as the sole agreement of printCafe and Creo with respect to the provisions set forth herein.

2. CONTRIBUTION OF INTELLECTUAL PROPERTY. Creo hereby grants to printCafe an unlimited, exclusive, perpetual, royalty-free, worldwide license (including right of sublicense) to use, reproduce, make, have made, sell, modify and create derivative works from all of the Intellectual Property with respect to the items set forth in Schedule "A" of this Agreement (the "Contributed IP"). The Contributed IP is licensed to printCafe without warranties, express or implied, of merchantability or fitness for a particular purpose or otherwise. Creo may, from time to time,



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acquire Intellectual Property for the provision of eCommerce Services (the
"eCommerce IP"). Creo shall grant a perpetual, non-exclusive, worldwide license (including right of sublicense) to use the eCommerce IP for the provision of eCommerce Services in the Graphic Arts Industry to printCafe, in consideration of which printCafe shall pay Fair Market Value to Creo for such perpetual, non-exclusive, worldwide license. Notwithstanding any provision herein to the contrary, the Contributed IP shall not include any Intellectual Property used in, related to or connected with CreoNet ("CreoNet" is the technology in Creo's intranet infrastructure), Prinergy Products, Prinergy Insite, Brisque Products, or Creo's Workflow Products. Notwithstanding any provision herein to the contrary, eCommerce IP shall not include any Intellectual Property used in or substantially similar to Prinergy Products or Prinergy Web, or Workflow Products. Contributed IP and eCommerce IP shall not include any Intellectual Property which Creo is prohibited from contributing or licensing to printCafe by the terms of Creo's interest in such Intellectual Property. Creo shall undertake such reasonable steps to further evidence the license of the Contributed IP set forth herein.

3. CONTENT MANAGEMENT. Subject to Section 5, Creo shall be the exclusive provider of Content Management and Workflow Products in connection with the printCafe Business as it relates to the Graphic Arts Industry. If any technology or related materials for Content Management is developed or sourced on behalf of printCafe pursuant to Section 5, printCafe shall reimburse Creo for its Fully Loaded Costs associated with such development or sourcing. Any such technology or related materials so developed, other than improvements, modifications and developments to or connected with Prinergy Products, Prinergy Web or Creo's Workflow Products which shall at all times remain the sole property of Creo, shall be jointly owned by Creo and printCafe. Creo or printCafe, as the case may be, shall take such steps as are deemed necessary or desirable by the other party, acting reasonably, to further evidence the joint ownership of such technology or related materials.

Notwithstanding any provisions to the contrary, printCafe shall pay Creo Fair Market Value for the use of Creo's Content Management and Workflow Products.

4.       ECOMMERCE AND ASP SERVICES.

         (A) eCommerce Services. Subject to Section 5, printCafe shall be Creo's exclusive provider of eCommerce Services related to the Graphic Arts Industry.

         (B) ASP of Prinergy Products. Subject to Paragraph 4(c), printCafe shall be Creo's exclusive ASP for Prinergy Products, including Prinergy Insite functions offered on an ASP basis (the "Prinergy ASP Services"). The strategy for the adaptation of Prinergy Products to an ASP platform will be jointly proposed and reviewed by the Product Steering Committee and Creo's development team. When such Prinergy Products on an ASP platform are available, Creo shall provide printCafe with such Prinergy Products for the purpose of printCafe providing the Prinergy ASP Services at a price equal to 70% of the sum of the list prices charged by Creo to each customer for the use of Prinergy Products, such list prices to be determined by Creo in its sole discretion. The discount from the applicable price charged by Creo will be provided in respect of printCafe:



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         (I)      providing sales, installation, warranty, training, and support to customers for Prinergy ASP Services;

         (II)     supplying hardware necessary for the Prinergy ASP Services;
                  and

         (III) when technology permits, being permitted to aggregate multiple customers onto a single hardware configuration.

printCafe shall be restricted to exclusively providing Creo Workflow Products, and no other Workflow Products, as an ASP to its customers ("Workflow ASP Services").

         (C) ASP Exclusivity Exception. If printCafe does not offer Prinergy ASP Services to a material market segment identified by Creo from time to time or does not offer competitive features in any existing Prinergy ASP Services as determined, from time to time, by Creo with reference to the then current market for Workflow ASP Services, then Creo may provide written notice to printCafe that such services are required in the marketplace. If, within 120 days after receiving such written notice printCafe does not offer such services or features to the marketplace, then Creo may provide such Workflow ASP Services without printCafe notwithstanding any term herein to the contrary.

         (D) Integration of Prinergy Insite. Creo and printCafe will use commercially reasonable efforts to create the following integration features between Prinergy Products, Prinergy Insite, and eCommerce Services within a timeframe proposed and reviewed by the Product Steering Committees of printCafe and Creo:

         (I) Prinergy Insite or Prinergy Products integration with printCafe central site e-commerce applications; and

         (II) Prinergy Insite or Prinergy Products integration with printCafe ERP solutions.

The parties hereto acknowledge and agree that Prinergy Products and Prinergy Insite and equivalent products are the sole property of Creo and that Creo maintains the sole right and discretion to determine end user prices, features, discount policy, distribution models, and business models for Prinergy Products and Prinergy Insite.

         (E) Integration of Workflow Products/eCommerce Services. Notwithstanding any provision herein to the contrary, Creo shall be permitted to connect its Workflow Products with any eCommerce Services solution marketed to the Graphic Arts Industry and printCafe shall be permitted to connect its eCommerce Services with any Workflow Products solution marketed to the Graphic Arts Industry, provided, however, that Creo and printCafe shall exclusively co-market Creo's Workflow Products and printCafe's eCommerce Services in combination to the Graphic Arts Industry.

5. RIGHT OF FIRST REFUSAL. If, from time to time, printCafe proposes to develop or acquire, in any manner, Content Management functionality or products in connection with the printCafe Business, or Creo proposes to provide, in any manner, eCommerce Services in connection with the Creo Business (in either case, printCafe or Creo to be referred to as the "Proposing Party") then the other party (the "RFR Party") shall have the exclusive right to undertake the



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development or sourcing of such functionality, product or services (the
"Additional Functionality"), as the case may be, and to provide such Additional Functionality to the Proposing Party, prior to the Proposing Party acquiring such Additional Functionality from a Third Party ("Third Party") in accordance with the following provisions:

         (I) Project Specification Notice. The Proposing Party shall deliver a product specification notice in writing (the "RFR Notice") to the RFR Party specifying in commercially reasonable detail the purpose; functionality, material specifications and proposed time to market of the Additional Functionality as well as any offers and materials which have been proposed by a Third Party to printCafe.

         (II) Right of Refusal. The RFR Party shall have 60 days following the receipt or deemed receipt of the RFR Notice within which to give written notice to the Proposing Party of its intention to develop or source and provide the Additional Functionality to the Proposing Party upon substantially the same terms as described in the RFR Notice (the "Acceptance Notice") based on Creo's use of commercially reasonable efforts.

         (III) Development & Sourcing. Upon the delivery of the acceptance notice the RFR Party shall promptly undertake the development or sourcing of the Additional Functionality and shall use its commercially reasonable efforts to provide the Proposing Party with the Additional Functionality on a basis which is consistent with the functionality and material specifications and proposed time to market of the Additional Functionality specified in the original RFR Notice, unless otherwise agreed. The decision to develop versus source from a third party will be commercially reasonable taking into account the cost of development and market requirements for such functionality as well as the RFR Party's product plans. The analysis performed by the RFR party will promptly be made available, upon request, to the other Proposing Party.

         (IV) Ownership & Pricing. Except as otherwise provided in Section 3, the RFR Party shall retain all ownership of and title to the Additional Functionality. The RFR Party shall provide the use of such Additional Functionality to the Proposing Party at its Fair Market Value.

If, after the 60 day period set forth in subparagraphs (ii), the RFR Party has not provided the Proposing Party with the Acceptance Notice, then the RFR Party shall be deemed to have refused the proposed project set out in the RFR Notice and the Proposing Party may, within 120 days of the expiry of such 60 day period, negotiate with or solicit offers from a Third Party with respect to the Additional Functionality or otherwise acquire such Additional Functionality from such Third Party pursuant to, and on terms no less favourable to the Proposing Party than functionality and material specifications and proposed time to market set forth in the RFR Notice. If the Proposing Party has not undertaken the development or acquisition of the Additional Functionality within such 120 day period, then the rights of the RFR Party shall revive in respect of such Additional Functionality and if the Proposing Party shall thereafter desire to develop, use, acquire or provide, as appropriate, such Additional Functionality, it shall again comply with this Section 5.


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6. PROVISION OF CREO SERVICES. For purposes of this Section 6, "Creo" shall mean
Creo and its applicable direct or indirect wholly-owned subsidiaries and "printCafe" shall mean printCafe and its applicable direct and indirect wholly-owned subsidiaries.

         (A) Product Support and Servicing. Creo shall provide product support and servicing and such other services (collectively referred to herein as the "Creo Product Support Services") as may be reasonably requested by printCafe from time to time in relation to the printCafe Products and Services. Notwithstanding the forgoing, Creo shall only be obligated to provide the Creo Product Support Services requested by printCafe after a product support plan has been mutually agreed to and implemented by printCafe and Creo. printCafe shall pay Creo its Fully Loaded Costs for Creo Product Support Services provided hereunder within 30 days of the receipt of an invoice from Creo.

         (B) Sales Channel Services. Subject to this Paragraph 6(b) and Paragraph 6(c), Creo shall at all times have, and printCafe hereby grants to Creo, an unrestricted right to sell printCafe Products and Services on behalf of printCafe into any market (collectively referred to herein as the "Creo Sales Channel Services").

                  (I) Creo shall sell printCafe Products and Services in accordance with, and printCafe shall offer to Creo the benefit of, such terms and conditions, including but not limited to prices, discounts, warranties, service and functionality, related to the sale of printCafe Products and Services at least as favorable as those offered or provided to any other sales and distribution mechanism or channel used for printCafe Products and Services in the applicable market or a market similar thereto.

                  (II) Creo Sales Channel Services shall be commissioned at least at the same rate as commissions paid by Creo to its sales force to distribute other Creo products and services in the applicable market or a market similar thereto or as otherwise determined by mutual agreement of printCafe and Creo.

                  (III) Creo shall assign one of its senior sales persons to assist printCafe in selling printCafe Products and Services through Creo Sales Channel Services.

                  (IV) If Creo sells eCommerce Services offered by printCafe into any market, then printCafe will reimburse Creo for its Fully Loaded Costs in connection with such sales activity;

                  (V) If Creo wishes to sell a printCafe Products to a specific market in which printCafe is then currently selling printCafe Products (an "Existing printCafe Market"), Creo shall provide printCafe with thirty (30) days prior written notice of its intent to undertake such sales activity and printCafe shall have thirty (30) days to agree to support such Creo sales activity or decline to support such Creo sales activity. If printCafe:

                           A. agrees to support such Creo sales activity, then printCafe will reimburse Creo for its Fully Loaded Costs in connection with such sales activity; or



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                           B.       does not agree to support such Creo sales
                                    activity, then printCafe will reimburse Creo for its Fully Loaded Costs subject to the limitation set forth in Paragraph 6(c)(i).

                  (VI) If Creo wishes to sell a printCafe Product to a market to which printCafe is not then currently selling printCafe Products (a "New printCafe Market"), Creo shall provide printCafe with thirty (30) days prior written notice of its intent to undertake such sales activity and printCafe shall have thirty (30) days to agree to support such Creo sales activity or decline to support such Creo sales activity. In either case, printCafe will reimburse Creo for its Fully Loaded Costs in connection with such sales activity subject to the limitation set forth in Paragraph 6(c)(ii). If printCafe does not elect to support such Creo sales activity, then printCafe will not make any representations or warranties with respect to the sale of such printCafe Product in such New printCafe Market and printCafe shall not be obligated to incur any startup or development costs in preparation for the sale of a printCafe Product into any New printCafe Market.

                  (vii) If printCafe requests in writing that Creo provide Creo Sales Channel Services for a specific market, then printCafe shall pay Creo or a Creo affiliate its Fully Loaded Costs with respect to the Creo Sales Channel Services so requested.

                  (viii) printCafe and Creo shall use commercially reasonable efforts to jointly coordinate the provision of Creo Sale Channel Services into Existing printCafe Markets or New printCafe Markets in which printCafe has agreed to support with printCafe's own sales efforts, provided, however, that the foregoing shall not restrict Creo from providing Creo Sales Channel Services into any such market or being reimbursed for its Fully Loaded Costs in accordance with this Agreement.

                  (ix) Any Fully Loaded Costs payable by printCafe to Creo in accordance with this Paragraph 6(b) within 30 days of the receipt of an invoice from Creo.

                  (x) Creo shall use, with respect to the provision of Creo Sales Channel Services in accordance with this Paragraph 6(b), (A) a form of license agreement substantially similar to the agreement used by printCafe in Existing printCafe Markets, (B) subject to the provisions of Paragraph 6(b)(vi), a form of license agreement used by printCafe in similar markets to New printCafe Markets, or (C) such other form agreement as agreed to in writing by printCafe and Creo.

         (C) Adjustments to Fully Loaded Costs. Notwithstanding Paragraph 6(b),

                  (I) if printCafe is obligated to pay Creo its Fully Loaded Costs in accordance with Paragraph 6(b)(v)B., then Creo's Fully Loaded Costs shall be limited to, for each sale of a printCafe Product, the lesser of (A) Creo's actual Fully Loaded Cost in connection with such sale activity, and (B) the "Maximum Fully Loaded Cost" determined based on the following formula:


                                                            C
              A       =      B          x    [   ------------------------ ]
                                                            D


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         Where:

         A   =    Maximum Fully Loaded Costs payable from the sale of the
                  printCafe Product through Creo Sales Channel Services;

         B   =    amount of sales revenue recorded by printCafe from the sale of the printCafe Product through Creo Sales Channel Services;

         C   =    printCafe's cost of sales including costs related to the
                  sales force, sales support staff and marketing staff and all related expenses thereto (but not including allocated overhead for technical and administrative support, implementation and corporate overhead) for selling the printCafe Product into the Existing printCafe Market (i) during the six month period ending at the end of the full month immediately preceding the month which Creo commences Creo Sales Channel Services in such Existing printCafe Market; or (ii) during a similar six month period immediately preceding the month of the annual anniversary of Creo's commencement of Creo Sales Channel
                  Services in such Existing printCafe Market, as applicable;

         D   =    aggregate amount of sales revenue recorded by printCafe from the sale of the printCafe Product into the Existing printCafe
                  Market (i) during the six month period ending at the end of the full month immediately preceding the month which Creo commences Creo Sales Channel Services in such Existing printCafe Market; or (ii) during a similar six month period immediately preceding the month of the annual anniversary of Creo's commencement of Creo Sales Channel Services in such
                  Existing printCafe Market, as applicable.

                  (II) if printCafe is obligated to pay Creo its Fully Loaded Costs in accordance with Paragraph 6(b)(vi), then Creo's recovery of its Fully Loaded Costs will be limited to the amount of sales revenue recorded by printCafe on the sale of printCafe Products from Creo Sales Channel Services in the New printCafe Market less printCafe Variable Costs (as hereinafter defined) (the "New Market Limitation"). The parties will apply the New Market Limitation to Creo sales in the New printCafe Market on a monthly basis, provided that if the New Market Limitation exceeds Creo's Fully Loaded Costs for such market for a month (the "Monthly Excess Recovery"), then any Creo Fully Loaded Costs which were not reimbursed by printCafe since January 1 of the year in which the sales occur due to the New Market Limitation shall be paid by printCafe to the extent of the Monthly Excess Revenue. For purposes of this Paragraph 6(c)(ii), "printCafe Variable Costs" means any variable costs (i.e. costs associated with printCafe's provision of maintenance or training services sold by Creo or the purchase of licenses or hardware in connection with such sales, but not including product development costs incurred by printCafe in connection sales to such New printCafe Market) incurred by printCafe in connection with the sale of a printCafe Product in a New printCafe Market.



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         (D) Set -off. Creo shall have the right to set-off any amount owing to it pursuant to this Section 6 against any amounts owing from time to time to printCafe.

7. PROMOTIONAL MATERIALS. printCafe and Creo acknowledge and agree that where each party shares common customers and markets, both printCafe and Creo would benefit from joint marketing activity of each party's respective products and services and, therefore, each of printCafe and Creo agree with the other that:

         (I) they will include references to each other in any Promotional Materials for shared customers and markets, provided, however, that the parties will meet from time to time to define those cases where it is appropriate to exclude joint references;

         (II) they will regularly share appropriate product marketing plans, sales training plans, product marketing specifications, promotional materials and positioning statements for all relevant products;

         (III) they will jointly determine standard clauses referring to the other party for inclusion in Promotional Materials which standard clauses may only be amended by mutual agreement from time to time; and

         (IV) each party will be entitled to review and approve the use and representation of that party in Promotional Material therein prior to any distribution of the Promotional Material and each party will promptly discontinue any reference to the other party or the other party's products in a particular promotional series if requested to do so in writing by the other party.

Creo will characterize the CFX specification as a subset of the PCX specification to the Graphic Arts Industry. For greater certainty CFX remains the sole property of Creo and CFX can be included as part of any other technical specification and PCX remains the sole property of printCafe.

8. NON-COMPETE. Except as provided for in this Agreement and subject to Section 11, from and after the date hereof Creo shall not, directly or indirectly, compete with the printCafe Business solely as it relates to the Graphic Arts Industry and printCafe shall not, directly or indirectly, compete with the Creo Business solely as it relates to the Graphic Arts Industry, and Creo or printCafe, as the case may be, shall not invest in, own, manage, operate, finance, control or participate in the ownership, management, operation or control of, any business that competes with the printCafe Business or Creo Business, respectively, solely as either relates to the Graphic Arts Industry. For greater clarity, this restrictive covenant shall only apply to the respective business of the parties hereto, as defined herein, solely in the Graphic Arts Industry. Notwithstanding the above restrictive covenant, nothing herein shall prevent:

         (I) either party or its subsidiaries and affiliates from owning, in the aggregate, not more than 10% of the outstanding stock or other equity interests in any company that has a substantial portion of its business operations in competition with the printCafe Business or Creo Business as it relates to the graphic arts industry, as the case may be; or


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(II)              Creo or its subsidiaries and affiliates from providing eSales and eSupport with respect to Creo's products and services to Creo's customers or prospects directly without involving printCafe.

9. SOLICITATION. From and after the date hereof and unless otherwise provided in this Agreement the parties hereto shall not, directly or indirectly, either for itself, or any other person or entity, induce or attempt to induce any employee of the other party to leave the employ of such other party (except pursuant to advertisements of general public circulation).

10. CONFIDENTIALITY AGREEMENTS. The parties hereto shall and shall cause any of their respective employees providing services to or on behalf of the other party or otherwise having access to the other party's confidential information hereunder to execute and deliver the other party's standard form of confidentiality and proprietary information agreement in substantially the form as may be mutually agreed by the parties.

11. TERMINATION.

         (A) Termination by Creo. Subject to paragraph 11(c), Creo may terminate this Agreement at any time by written notice to printCafe and this Agreement shall cease to have any force and effect, in the event of:

         (I) the failure of printCafe to comply with any of the provisions hereunder upon printCafe being notified in writing by Creo of such failure failing to remedy such failure within 30 days of receiving such notice;

         (II) printCafe ceasing to carry on the printCafe Business or otherwise making any sale or assignment of all or a substantial portion of its assets related to or connected with the printCafe Business in bulk or out of the ordinary course of its business;

         (III) the second anniversary of the date that printCafe has received or is deemed to have received written notice that Creo (or any of its subsidiaries or affiliates) ceasing to be the beneficial or registered holder of any shares of capital stock of printCafe or the holder or beneficiary of any security exercisable or convertible into any shares of printCafe capital stock; or

         (IV) the bankruptcy or receivership of printCafe or the passing of a resolution by printCafe for its winding up or dissolution.

         (B) Termination by printCafe. Subject to paragraph 11(c), printCafe may terminate this Agreement at any time by written notice to Creo and this Agreement shall cease to have any force and effect in the event of:

         (I) the failure of Creo to comply with any of the provisions hereunder upon Creo being notified in writing by printCafe of such failure and failing to remedy such failure within 30 days of receiving such notice;


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         (II)     Creo ceasing to carry on the Creo Business or otherwise making any sale or assignment of the whole or a substantial portion of its assets related to Content Management in bulk or out of the ordinary course of its business; or

         (III) the bankruptcy or receivership of Creo or the passing of a resolution by Creo for its winding up or dissolution.

         (C) Alternative Remedy for Certain Defaults. In the event of a default by printCafe pursuant to paragraph 11(a)(i) or a default by Creo pursuant to paragraph 11(b)(i) (in this section referred to as the "Defaulting Party") and the Defaulting Party has received the notice set out therein from the other party (the "Non-defaulting Party") and has failed to remedy the failure or breach within required period, then, the Non-defaulting Party may elect not to terminate this Agreement pursuant to paragraph 11(a) or 11(b), as the case may be, but may instead elect in writing to the Defaulting Party the remedy set out in this paragraph 11(c) in which case the Non-defaulting Party shall be deemed to be released from any future obligation or restriction pursuant to Section 5 - Right of First Refusal and Section 7 - Non Compete and this Agreement shall be deemed to be amended accordingly.

12. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

         (A) "ASP" means application services provider;

         (B) "ASP Services" means the provision of software functionality to the Graphics Arts Industry supply chain solely through a web browser where the software and hardware resides at and is managed by the ASP, rather than at the end customer premises, excluding eSales and eSupport;

         (C) "Brisque Product" means those products branded as Brisque, PSM and/or any products based on Brisque technology targeted to the print-on-demand market or any derivative products based on Brisque or CT/LW technologies;

         (D) "Content Management" includes the validation, manipulation, assembly, conversion, modification, output and re-purposing of any digital content without limiting the generality of the forgoing, includes Prinergy (Connect, Collect, Direct, Convert, conCEPS, Image Database and other Prinergy products), Prinergy Insite (which may interface to all Creo's Workflow Products), TIMNA , Brisque, Image Database (e.g. Banta media, Unity, Cumulus), web based collaborative tools, and Centralized file repository (e.g., Punch Web Group, Media Depot, Cumulus);

         (E) "Creo Business" means to be a developer, manufacturer, distributor and service organization of hardware and software digital solutions that automate the prepress phase of commercial printing, PCB Manufacturing, Development of PCB Manufacturing Hardware and Software, Hardware design and Manufacturing, Plate Media design and manufacturing, Research and development and manufacturing of Optical equipment, electronics, and precision mechanical devices, Prepress devices, Workflow Products and Services, Content Management products and services, software products and support of software products;


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         (F) "CWR" means a common workflow and common raster image processor based specifically on PDF and Adobe Extreme(TM) architecture;

         (G) "eCommerce Services" means the provision of electronic services over the Internet for quotation, scheduling and tracking of orders, invoicing, payment, or fulfillment of print jobs within the Graphics Arts Industry but does not include eSales and eSupport or Creo Workflow Products and Services which are non-commerce based;

         (H) "eSales" means the set of technologies, solutions and services that allow Creo to interact electronically with Creo's customers or prospects to facilitate on-line sales by means of the Internet. Solutions include but are not limited to: providing prospects with requested information; web-based pricing, configuration and lead time capabilities; on-line ordering capabilities; web-based order status, invoice, payment and related capabilities; on-line service and warranty; and other e-commerce capabilities such as e-mail notification and address change. A wide range of interactions can be supported within Creo's eSales solutions including but not limited to: on-line information; on-line ordering; integrated ordering; site personalization and voice-enabled and/or agent-assisted commerce;

         (I) "eSupport" means the set of technologies, solutions and services that allow Creo to interact electronically with Creo's customers or prospects to deliver customer support by means of the Internet. Solutions include but are not limited to: providing requested information and applications; processing transactions as part of customer service; resolving customer problems; providing on-line training; providing professional services to assist customers with developing their own eSales and eSupport capabilities. A wide range of interactions can be supported within Creo's eSupport solutions including but not limited to on-line access to Creo content, self-service solutions, e-mail management and real-time interaction;

         (J) "Fair Market Value" means the price at which a product or service is generally made available and/or purchased or sold by a material number of parties in the specified market for such products or services, or for products that are deemed to be comparable in features and performance;

         (K) "Fully Loaded Cost" means; (i) with respect to Creo Product Support Services, normal direct labor charges (including overtime) for actual time devoted to performance of such services requested by printCafe, plus an allocation (based on such actual time) of fringe benefit costs, then multiplying such sum by a factor of 1.2 for overhead or as otherwise reasonably determined by Creo's internal accounting for such overhead allocation, and (ii) actual out-of-pocket expenses including, without limitation, materials costs consumed in providing such services, and (ii) with respect to Creo Sale Channel Services, normal direct labor charges (including overtime) for actual time devoted to performance of such services and commissions, plus an allocation (based on such actual time) of fringe benefit costs, then multiplying such sum by a factor of
1.2 for overhead or as otherwise reasonably determined by Creo's internal accounting for such overhead allocation, and (ii) actual out-of-pocket expenses including, without limitation, materials costs consumed in providing such services.

         (L) "Graphic Arts Industry" means participation in the publishing and printing business as performed by publishers, printers, graphic arts companies, print buyers, ad agencies, and paper, ink, consumables and equipment suppliers to printers and publishers;

         (M) "Intellectual Property" means inventions, patents, patent applications, copyrights, copyright registrations, copyright applications, trade secrets, know-how, confidential information, source code, and all other types of intellectual property (excluding trademarks and like trade identifiers);

         (N) "Prinergy Products" means products based on the proprietary CWR of Creo and , where applicable, Heidelberg Druckmaschinen AG;

         (O) "Prinergy Insite" means the web browser interface for Creo Workflow Products and includes but is not limited to functionality for job submission, proofing and approval, and job status monitoring based on the the proprietary CWR of Creo and, where applicable, Heidelberg Druckmaschinen AG;

         (P) "printCafe Business" means the provision of end-to-end supply chain management (i.e. ERP) software and eCommerce Services within the Graphic Arts Industry;

         (Q) "printCafe Products" means all ERP and other software offered from time to time by printCafe or printCafe's subsidiaries and affiliates, together with any training and implementation services sold with respect thereto;

         (R) "printCafe Products and Services" any printCafe Products and eCommerce Services offered from time to time by printCafe or printCafe's subsidiaries and affiliates;

         (S) "Promotional Materials" includes all materials used for sales, marketing and reinforcement of the brand name and logo of products, including but not limited to advertisements, trade show banners, graphic arts images, promotional brochures, posters, Internet banner ads and product splash screens;

         (T) "Workflow Products" means Prinergy Products, Brisque Products, Prinergy Insite, Print on Demand systems, PSM, Content Management or software and / or hardware capable of receiving content related information in a digital format and/or processing this information or otherwise sending the data stream to an imaging device, as well as the natural evolution of these products over time; and

         (U) "Workflow Services" means services provided using Workflow
Products.

13. CERTAIN COMMITTEES.

         (A) Product Steering Committee. printCafe shall establish a Product Steering Committee to determine and matters with respect to printCafe's Services product functionality, roadmaps, pricing, development schedules, product rollout schedules and criteria, strategic partnerships and alliances, and major marketing decisions. Matters which are the domain of the Operations Committee may be referred to the Operations Committee for approval. At least one member of the Product Steering Committee shall be designated by Creo. The Product Steering

Committee shall meet at least once a month and an agenda setting forth the proposed business of the meeting will be delivered to all members at least five days prior to the scheduled meeting. The Product Steering Committee shall act on a consensus basis. Any member of the Product Steering Committee may attend in person or by telephone conference.

         (B) Operations Committee. printCafe shall establish an Operations Committee to advise its Board of Directors with respect to strategic direction of printCafe and such other matters as the Board of Directors of printCafe shall from time to time deem appropriate. printCafe's Board of Directors shall from time to time determine the members of the Operations Committee, which shall at a minimum include the printCafe CEO, President, and a Creo representative from printCafe's Board of Directors or such person as the Creo representative shall appoint as his or her designee, provided that such designee shall sign a mutually agreeable confidentiality agreement for the benefit of printCafe and is approved by printCafe's Board of Directors. The Operations Committee shall meet at least once a month and shall act on a consensus basis. The Creo representative from printCafe's Board of Directors may attend in person or via telephone conference.

14. MATERIAL BUSINESS TRANSACTIONS.


         (A) Restriction on Sale or Transfer. printCafe shall not sell, transfer or otherwise dispose of, directly or indirectly, all or substantially all of the assets of the printCafe Business or capital stock of printCafe (a "Material Interest"), in a single transaction or series of related transactions nor enter into any agreement or commitment to do any of the same except as specifically permitted by this Agreement.

         (B) Permitted Sale or Transfer. Nothwithstanding paragraph 14(a), printCafe may sell, transfer or otherwise dispose of a Material Interest if, and only if:

                  (I) it has received from a person, corporation or other entity ("Offeror") a written good faith offer ("Offer") to purchase or acquire a Material Interest;

                  (II) printCafe has given to Creo, promptly upon its receipt of such Offer, a written notice enclosing a copy of the Offer and providing reasonable information about the Offeror known to printCafe;

                  (III) the Offeror agrees to be bound by all rights and obligations of printCafe in respect of this Agreement and, if the Offer relates to a sale or transfer assets and if requested by Creo, the Offeror at the closing enters into an agreement with Creo (reasonably satisfactory to the solicitors of Creo) whereby the Offeror agrees to be bound by and entitled to the benefit of this Agreement in place of printCafe;

                  (IV) printCafe has provided Creo, if Creo has indicated in writing within two (2) business days of receipt of the notice set forth in paragraph (ii) above a desire to deliver an alternative offer to the Offer received by printCafe, with eight (8) business days to to deliver an alternative offer to the Offer for consideration by printCafe, or if there has been a material change to an existing Offer, printCafe has otherwise provided Creo with a commercially reasonably opportunity to deliver an alternative offer to such amended Offer, as the case may be;

                  (V) if Creo has not indicated a desire to deliver an alternative offer or has otherwise not delivered an alternative offer in accordance with paragraph 14(b)(iv), printCafe has provided to Creo prompt updates the negotiations relating to the Offer, including copies of any definitive agreements circulated by the parties to the transaction, and prompt notice of any proposed material changes to the Offer including a copy of the Offer, as amended; and

                  (VI) printCafe has otherwise complied with all other terms and conditions, and obtained all other necessary approvals, in favour of Creo or a Creo affiliate with respect to the sale, transfer or other disposal of a Material Interest as set forth in its Certificate of Incorporation, this Agreement and any Right of First Refusal and Co-sale Agreement, Credit Facility Agreement or Loan Agreement, Collateral Agreement or similar agreement to which printCafe and Creo or a Creo affiliate is a party.

         (C) Limitation on Rights in the Event of an IPO. Notwithstanding anything to the contrary in this Agreement, the rights, restrictions and obligations set forth in this Section 14 shall terminate and be of no further force and effect upon the closing of an initial public offering of printCafe's common stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, other than a registration relating solely to a transaction under Rule 145 of the Securities Act of 1933.

         (D) Waiver of Rights. Notwithstanding any other provision of this
Section 14, Creo may waive its rights, in whole or in part, with respect to or given under this Section 14 by notice in writing to the printCafe.

15. DISPUTE RESOLUTION.

         (A) Negotiation. No arbitration or other proceeding with respect to any claim, dispute or controversy arising out of or in connection with or relating to this Agreement or the breach or alleged breach thereof shall arise until the following procedures have been completed. Representatives from each party will meet within ten (10) business days after receipt of a request from either party to review in good faith any dispute with respect to the interpretation of any provision of this Agreement or with respect to the performance of either party under this Agreement. In the event a disagreement or dispute under this Agreement is not resolved by the designated representatives of each party by mutual agreement within five (5) business days after a meeting to discuss the disagreement, which resolution shall be evidenced by a document signed by both parties, either party may within five (5) business days thereafter provide the other written notice specifying the terms of such disagreement in reasonable detail. Upon receipt of such notice, the chief executive officer of each party shall meet at a mutually-agreed place and time (but no later than ten (10) business days after receipt of such notice) for the purpose of resolving such disagreement. Such officers shall make a good faith effort to resolve the disagreement or negotiate an acceptable revision of this Agreement acceptable to both parties, without the necessity of formal procedures relating thereto. During the course of such discussion, the parties will reasonably cooperate and provide information that is not confidential to the end that each party may be fully informed with respect to the issues in dispute. The institution of arbitration to resolve the disagreement may occur only after the earlier of the following events: (i) the chief executive officers mutually agree that resolution of the disagreement through continued negotiation is not likely to occur, or (ii) ten (10) business days after the initial meeting between such chief executive officers.

         (B) Arbitration. Subject to the provisions of paragraph (a) above, any dispute or claim arising out of or in connection with this Agreement will be finally settled by binding arbitration in Seattle in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association by three arbitrators appointed in accordance with said rules. Each party shall select one such arbitrator, and the two arbitrators so chosen shall select the third arbitrator. The arbitrators shall apply Delaware law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision.

16. NOTICES.

         (A) Providing Notice. Any notice, direction or other instrument required or permitted to be given by either party under this Agreement shall be in writing and shall be sufficiently given if delivered personally, sent by prepaid first class mail or transmitted by facsimile or other form of electronic communication during the transmission of which no indication of failure of receipt is communicated to the sender:

         (I)      in the case of a notice to Creo at:

                  Creo Products Inc.
                  3700 Gilmour Way
                  Burnaby, British Columbia  V5G 4M1

                  Attention:  Chief Executive Officer
                  Facsimile:  (604) 437 - 9891

         (II)     in the case of a notice to printCafe at:

                  printCafe, Inc.
                  Forty 24th Street,
                  Pittsburgh, PA  15222

                  Attention:  Chief Executive Officer
                  Facsimile:  (412) 456 - 3334

         (B) Deemed Delivery. Any such notice, direction or other instrument, if delivered personally, shall be deemed to have been given and received on the date on which it was received at such address, or, if sent by mail, shall be deemed to have been given and received on the date which is seven days after which it was mailed, provided that if either such day is not a business day, being a Saturday, Sunday or other statutory holiday, then the notice shall be deemed to have been given and received on the business day next following such day. Any notice transmitted by facsimile or other form of electronic communication shall be deemed to have been given and received on the date of its transmission provided that if such day is not a business day or if it is received after the end of normal business hours on the date of its transmission at the place of receipt, then it shall be deemed to have been given and received at the opening of business in the office of the recipient on the first business day next following the transmission thereof. If normal mail service, facsimile or other form of electronic communication is interrupted by strike, slowdown, force majeure or other cause, a notice, direction or other instrument sent by the impaired means of communication will not be deemed to be received until actually received, and the party sending the notice shall utilize any other such service which has not been so interrupted to deliver such notice

17. MISCELLANEOUS.

         (A) Independent Contractors. The relationship of the parties is that of independent contractors, and nothing contained in this Agreement shall be construed to give either party the power to direct or control the day-to-day activities of the other party or create or assume any obligation on behalf of the other party.

         (B) Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this Section shall be binding upon the parties and their respective successors and assigns.

         (C) Assignment; Successors and Assigns. This Agreement shall not be assigned, by operation of law or otherwise, without the express prior written consent of the party not seeking such assignment. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         (D) Governing Law; Jurisdiction. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. Each of the parties to this Agreement consents to the non-exclusive jurisdiction and venue of the courts of the state and federal courts of the State of Delaware.

         (E) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

         (F) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         (G) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to re-negotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

         (H) Entire Agreement. This Agreement and the documents referred to herein are the product of both of the parties hereto, and constitute the entire agreement between such parties pertaining to the subject matter hereof and thereof, and merge all prior negotiations and drafts of the parties with regard to the transactions contemplated herein and therein. Any and all other written or oral agreements existing between the parties hereto regarding such transactions are expressly canceled.

         (I) Attorney's Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         (J) Force Majeure. In the event that either party is prevented from performing or is unable to perform any of its obligations under this Agreement (other than a payment obligation) due to any Act of God, fire, casualty, flood, earthquake, war, strike, lockout, epidemic, destruction of production facilities, riot, insurrection, material or component unavailability or shortage, or any other cause beyond the reasonable control of the party invoking this section (a "Force Majeure") and if such party shall have used its best efforts to mitigate its effects, such party shall give prompt written notice to the other party, its performance shall be excused, and the time for the performance shall be extended for the period of delay or inability to perform due to such occurrences. Notwithstanding the foregoing, if such party is not able to perform within 180 days after the event giving rise to the excuse of Force Majeure, the other party may terminate this Agreement.


                           [SIGNATURE PAGES TO FOLLOW]

         IN WITNESS WHEREOF, the parties have caused this Strategic Alliance Agreement to be executed as of the date first written above by their officers thereunto duly authorized.



                                     CREO PRODUCTS INC.



                                     By: /s/ Paul Kacir
                                        --------------------------------------
                                     Name: Paul Kacir
                                     Title: Assistant Corporate Secretary
                                            Creo Products Inc.



                                     PRINTCAFE, INC.


                                     By: /s/ Marc D. Olin
                                        --------------------------------------
                                     Name: Marc D. Olin
                                     Title: President and
                                            Chief Executive Officer





    SIGNATURE PAGE TO THE AMENDED AND RESTATED STRATEGIC ALLIANCE AGREEMENT
     BETWEEN CREO PRODUCTS INC. AND PRINTCAFE, INC. DATED DECEMBER 31, 2001.



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


                                  SCHEDULE "A"

                                 Contributed IP



1.       theLoupe Requirements Document

2.       theLoupe Use Cases

3.       Demonstration Software

4.       High Level Designs

5.       theLoupe Business Plan

6.       theLoupe Pricing Models






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